UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2019

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 663-6900

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $1 par value per share	PKI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2019, the Board of Directors (the “Board”) of PerkinElmer, Inc. (“PerkinElmer” or the “Company”) elected Prahlad Singh to serve as the Company’s President and Chief Executive Officer, effective as of December 30, 2019, which is the first day of the Company’s 2020 fiscal year. In addition, on August 21, 2019, Dr. Singh was appointed to serve as a member of the Board effective immediately, and as a member of the Finance Committee of the Board, effective as of December 30, 2019. Dr. Singh currently serves the Company as President and Chief Operating Officer. He will assume the Chief Executive Officer role from Robert F. Friel, who will retire as an officer of the Company and member of the Board as of December 29, 2019. Mr. Friel will then serve as Special Advisor to the Company until March 1, 2020.

On August 21, 2019, the Board also elected Alexis P. Michas, who was first appointed to the Board in 2001 and currently serves as the Company’s Lead Director, to the position of non-executive Chairman of the Board effective as of December 30, 2019.

Dr. Singh joined the Company in 2014 as President of the Company’s Diagnostics business. He was elected Senior Vice President in 2016 and Executive Vice President in March 2018, and was elected President and Chief Operating Officer effective January 2019. For additional biographical information on Dr. Singh, please see the biographical information provided with respect to Dr. Singh in Part I, Item 4 of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2019, which is incorporated herein by reference. There are no transactions between the Company and Dr. Singh that are required to be disclosed under Item 404(a) of Regulation S-K.

Upon commencement of his service as President and Chief Executive Officer, and as approved by the Compensation and Benefits Committee of the Board on August 21, 2019, Dr. Singh’s annual base salary will be increased to $875,000 and he will continue to participate in the Company’s Global Incentive Compensation Plan with his target award opportunity increasing to 125% of his annual salary. Dr. Singh will also continue to participate in the Company’s annual Long-Term Incentive Program, with his target award opportunity increasing to 475% of his annual salary.

Dr. Singh will receive awards under the Company’s annual Long-Term Incentive Program at the same time and on the same terms and conditions as the Company’s other executive officers. Stock option grants under the program will have an exercise price equal to the fair market value of PerkinElmer’s common stock on the date of grant and will cover the number of shares that results in a grant date fair value equal to the portion of the grant value for Dr. Singh under the program that is to be allocated to stock options. The number of shares of restricted stock and performance restricted stock units (“PRSUs”) granted will be determined by dividing the applicable grant value allocated to each of those award types by the closing price of PerkinElmer’s common stock on the date of grant. The stock options are scheduled to vest in three equal annual installments beginning on the first anniversary of the date of grant. Shares of restricted stock are scheduled to fully vest on the third anniversary of the date of grant and the PRSUs will vest based on the achievement of financial performance goals at the end of a three-year performance period.

Dr. Singh and the Company previously entered into an employment agreement dated as of October 3, 2016, which will remain in effect until December 30, 2019, at which time that agreement will be superseded by an amended and restated employment agreement (the “Amended Agreement”) that Dr. Singh and the Company entered into on August 21, 2019 and which is effective as of December 30, 2019. The Amended Agreement has an initial term of one year from the effective date and is similar to employment agreements the Company has with other executive officers. The Amended Agreement includes non-competition and non-solicitation covenants by Dr. Singh running through the later of one year following the end of his employment and the end of the period during which he receives severance under the Amended Agreement, as well as severance and change of control provisions. In the event Dr. Singh’s employment is terminated by the Company without “cause”, as that term is defined in the Amended Agreement, Dr. Singh would be entitled to receive his “full salary” for a period of two years following his termination and a lump sum payment equal in value to the amount that the Company would have paid in premiums for his benefit plans and arrangements for a period of two years following his termination. In this situation, “full salary” is defined in the Amended Agreement as Dr. Singh’s annual base salary, plus the amount of any bonus or incentive payments (excluding payments under the Company’s Long-Term Incentive Program) earned or received by Dr. Singh with respect to the last full year of the Company for which all bonus or incentive payments (excluding payments under the Company’s Long-Term Incentive Program) to be made have been made.

If Dr. Singh’s employment is terminated by the Company without “cause” or he voluntarily terminates his employment for “good reason” within 36 months following the occurrence of a “change in control” (as those terms are defined in the Amended Agreement), Dr. Singh would be entitled under the Amended Agreement to receive a lump sum cash payment on the date of his termination equal to the sum of (i) his unpaid salary through the date of termination, (ii) a pro rata portion of his prior year’s bonus, (iii) his “full salary” (referencing for this purpose his then current annual base salary plus the target value of his annual bonus in effect immediately prior to the change in control) multiplied by three and (iv) the amount that the Company would have paid in premiums for his benefit plans and arrangements for a period of three years following his termination. In addition, Dr. Singh would be entitled to full acceleration of vesting of his outstanding equity awards, and the period in which he could exercise any options would be extended until the later of the third anniversary of the change in control and the first anniversary of the termination of his employment (but in no event beyond the original term of each option).

The above summary of Dr. Singh’s Amended Agreement is qualified in its entirety by reference to the full text of the Amended Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and which is incorporated into this Item 5.02 by reference.

On August 21, 2019, the Board determined that, to the extent Mr. Friel’s retirement date precedes the vesting date for any award he received pursuant to the Company’s 2017 and 2018 Long-Term Incentive Plans, the vesting dates for those awards shall be fully accelerated to the date of his retirement, provided, however, that all such awards that are performance-based will not vest unless and until the Compensation and Benefits Committee, following completion of the applicable performance periods, determines the extent to which the performance criteria of such awards have been satisfied and the corresponding share and/or cash payments due thereunder. Also, on August 21, 2019, the Board determined that, to the extent that Mr. Friel’s retirement date precedes the vesting date for any award he received pursuant to the Company’s 2019 Long-Term Incentive Plan, the vesting dates for Mr. Friel’s stock option and restricted stock awards shall be fully accelerated to the date of his retirement and the vesting date for one-third of the PRSUs awarded under the Company’s 2019 Long-Term Incentive Plan shall also be accelerated to the date of his retirement (with the remaining two-thirds of the PRSUs that he was awarded under the Company’s 2019 Long-Term Incentive Plan being cancelled as of the date of his retirement), provided, however, that in the case of the PRSUs awarded to Mr. Friel under the 2019 Long-Term Incentive Plan, such PRSUs will not vest unless and until the Compensation and Benefits Committee, following completion of the performance period, determines the extent to which the performance criteria of such awards have been satisfied and the corresponding share payments due thereunder.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Amended and Restated Employment Agreement by and between Dr. Prahlad R. Singh and PerkinElmer, Inc. dated as of August 21, 2019

101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: August 21, 2019	By:	/s/ Joel S. Goldberg
Joel S. Goldberg
Senior Vice President, Administration, General Counsel and Secretary